UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5653152
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

601 Travis, Suite 1400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered
Warrants to purchase Common Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

For a description of the Warrants, reference is made to the information under the caption “Warrant Agreement” under Item 1.01 of the Current Report on Form 8-K filed by Dynegy Inc. and Illinois Power Generating Company on February 6, 2017, which description is incorporated herein by reference and made a part of this registration statement in its entirety.

Item 2. Exhibits

Exhibit No.	Document

3.1	Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on October 4, 2012)

3.2	Sixth Amended and Restated By-laws of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on August 26, 2014)

4.1

Warrant Agreement, dated February 2, 2017, by and among Dynegy Inc., Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on February 6, 2017)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DYNEGY INC.

(Registrant)

Dated: February 24, 2017	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Document

3.1	Third Amended and Restated Certificate of Incorporation of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on October 4, 2012)

3.2	Sixth Amended and Restated By-laws of Dynegy Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on August 26, 2014)

4.1

Warrant Agreement, dated February 2, 2017, by and among Dynegy Inc., Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K (Registration No. 001-33443) filed on February 6, 2017)